Exhibit 99.1

Covanta Holding Corporation Announces Successful Receipt of Requisite Consents Related to Consent Solicitations for its 6.000% Senior Notes due 2027 and 5.000% Senior Notes due 2030

NEW YORK, September 8, 2021 – Covanta Holding Corporation (NYSE: CVA) (the “Company” or “Covanta”) announced today that the requisite consents have been received from the holders (“Holders”) of the Company’s outstanding (i) 6.000% Senior Notes due 2027 (the “2027 Notes”) and (ii) 5.000% Senior Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes, the “Notes” and each a “Series of Notes”) to amend the terms of the Indenture (as defined below) with respect to each Series of Notes.

As previously announced, on August 27, 2021, Covert Mergeco, Inc, a Delaware corporation (“Merger Sub”), an affiliate of certain investment funds affiliated with EQT Infrastructure, commenced solicitations of consents (each, a “Consent Solicitation”) from the Holders of each Series of Notes to certain amendments (the “Proposed Amendments”) to the Indenture, dated as of January 18, 2007, by and between the Company and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) (as amended and supplemented, the “Indenture”). The Consent Solicitations are being conducted in connection with the previously announced merger agreement pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Covert Intermediate, Inc., a Delaware corporation. The Merger would constitute a “Change of Control” under the Indenture, which may result in a Change of Control Triggering Event (as defined in the Indenture) for a Series of Notes if such Series of Notes are downgraded by either Rating Agency (as defined in the Indenture) on any date during the period commencing 60 days prior to the consummation of such Change of Control and ending 60 days following consummation of such Change of Control. Merger Sub currently does not expect that the ratings of the Notes will be downgraded by either Rating Agency in connection with the Merger.

The Consent Solicitations are subject to the terms and conditions set forth in the Consent Solicitation Statement dated August 27, 2021 (the “Consent Solicitation Statement”).

As of 5:00 p.m., New York City time, on September 8, 2021, the consent date with respect to each Consent Solicitation, Merger Sub has been advised by D.F. King & Co., Inc., the information, tabulation and paying agent for each Consent Solicitation, that Notes were validly tendered and not withdrawn, and consents were validly delivered and not revoked in an amount exceeding the requisite consents threshold required under the Indenture for the Proposed Amendments.

As a result of receiving the requisite consents to the Proposed Amendments to the Indenture with respect to each Series of Notes, the Company and the Trustee entered into a supplemental indenture with respect to each Series of Notes that sets forth the Proposed Amendments with respect to such Series of Notes. The Proposed Amendments relate to (i) the elimination of the requirement to make a “Change of Control Offer” with respect to such Series of Notes in the Indenture in connection with the Merger and the implementation of certain other customary changes for a privately-held company to the “Change of Control” provisions in the Indenture and (ii) certain customary changes for a privately-held company to the reporting covenant with respect to such Series of Notes in the Indenture. Each supplemental indenture became valid, binding and enforceable upon its execution, but the Proposed Amendments to the Indenture with respect to each Series of Notes will not become operative until the consent fee relating to such Series of Notes is paid. In addition, in connection with the Merger, subject to and within 60 days of the closing date of the Merger, certain subsidiaries of the Company that will be guarantors of certain debt financing facilities which will be entered into in connection with the Merger will enter into a supplemental indenture to the Indenture to, jointly and severally, guarantee the obligations with respect to each Series of Notes, and such guarantees shall not be contingent on the Proposed Amendments.

Merger Sub’s obligation to pay the consent fee as part of each Consent Solicitation is conditioned upon the substantially concurrent closing of the Merger and the satisfaction or waiver of certain other conditions precedent.

This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. Each Consent Solicitation is being made only pursuant to the Consent Solicitation Statement. The Consent Solicitations are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require any Consent Solicitation to be made by a licensed broker or dealer, such Consent Solicitation will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as the solicitation agents (in such capacity, the “Solicitation Agents”) for the Consent Solicitations. D.F. King & Co., Inc. is acting as the information, tabulation and paying agent for the Consent Solicitations.

Requests for the Consent Solicitation Statement may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (866) 828-6934 (for all others) or covert@dfking.com.

Questions or requests for assistance in relation to the Consent Solicitations may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect).

About EQT

EQT is a purpose-driven global investment organization with more than EUR 67 billion in assets under management across 26 active funds. EQT funds have portfolio companies in Europe, Asia-Pacific and the Americas with total sales of approximately EUR 29 billion and more than 175,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership.

About Covanta

Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy (“WtE”) facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that the Company’s or Merger Sub’s management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the Consent Solicitations and the Merger, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the Merger which depends on the satisfaction of the closing conditions to the Merger and the Consent Solicitations, and there can be no assurance as to whether or when the business combination or any Consent Solicitation will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2021. Merger

Sub and the Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Covanta and affiliates of EQT Infrastructure. In connection with the proposed merger, Covanta intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Covanta with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Covanta’s other filings with the SEC, may also be obtained from the respective companies. Free copies of documents filed with the SEC by Covanta will be made available free of charge on Covanta’s investor relations website at https://investors.covanta.com/.

Participants in the Solicitation

Covanta and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Covanta’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Covanta is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.

Merger Sub Contacts:

US Inquiries:

Stephanie Greengarten

+1 646 687 6810

stephanie.greengarten@eqtpartners.com

International Inquiries:

EQT Press Office

+46 8 506 55 334

press@eqtpartners.com,

Covanta Contacts:

Investor Contact:

Dan Mannes

+1 862 345 5456

IR@covanta.com

Media Contact:

Nicolle Robles, Covanta

+1 862 345 5245

NRobles@covanta.com